SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549
                          FORM 8-K

                    Current Report Pursuant
                 to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): January 31, 1999

                     American Rice, Inc.
    (Exact name of registrant as specified in its charter)

                            Texas
        (State or other jurisdiction of incorporation)

        0-17039                                76-0231626
(Commission File Number)                    (I.R.S. Employer
                                           Identification No.)
411 N. Sam Houston Parkway E.
      Houston, Texas                                 77060
   (Address of Principal                           (Zip Code)
     Executive Offices)

                          (281) 272-8800
       (Registrant's telephone number, including area code)

                          Not Applicable
   (Former name or former address, if changed since last report

Item 4. Changes in Registrant's Certifying Accountant

Resignation of Deloitte & Touche LLP
------------------------------------
American Rice, Inc. ("ARI" or the "Company") has been advised that Deloitte & Touche LLP ("Deloitte") has resigned as independent accountants and auditors for the Company. Deloitte's resignation was not a result of any recommendation of the Company's board of directors or any board committee. In a motion to withdraw as professionals for the Company in ARI's Chapter 11 proceedings, Deloitte advised the bankruptcy court that it believed its resignation was in the best interests of the Company and was undertaken to avoid the possibility that certain class action litigation in which Deloitte is a named defendant might affect the Company's reorganization efforts. As previously reported on Form 8-K, the lawsuit was brought by four current and former shareholders of ERLY Industries Inc. (the Company's parent company "ERLY") against certain officers and directors of ERLY and also Deloitte. Deloitte's motion to withdraw as a professional service provider to the Company was approved on April 19, 1999 by the United States Bankruptcy Court of the Southern District of Texas, Corpus Christi Division.

The Company's financial statements for its March 31, 1997 fiscal year-end were audited by Deloitte whose report thereon was dated June 20, 1997. The report by Deloitte on the 1997 financial statements of the Company contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. Deloitte was engaged to audit the March 31, 1998 financial statements of the Company. On June 30, 1998, Deloitte communicated to the Company's management and its audit committee on the status of such audit. At that time, Deloitte communicated a summary of documentation and other information it needed to receive from the Company or others and also stated there were audit procedures remaining to be performed before the 1998 audit could be completed. On August 11, 1998, ARI filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code. On October 6, 1998 the Court approved the Company's application to employ Deloitte as accountants and auditors. Subsequently, the Company advised Deloitte that due to the bankruptcy the Company did not believe it was necessary for the audit to be completed and therefore Deloitte did not complete the audit. Deloitte was not engaged to audit the Company's financial statements for the year ended March 31, 1999.

During the Company's two most recent fiscal years and through April 19, 1999, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements (if not resolved to Deloitte's satisfaction) would have caused Deloitte to make reference to the subject matter or matters of the disagreement in connection with its report.

A letter from Deloitte agreeing with the forgoing disclosures is filed as an exhibit hereto.

Item 5 - Other Events

Reorganization Plan Filed
-------------------------

American Rice, Inc. issued a press release on April 12, 1999 stated it had filed a reorganization plan with the Bankruptcy Court of the Southern District of Texas pursuant to its chapter 11 proceesings. The information contained in such press release is attached hereto as Exhibit 99.

Monthly Operating Reports filed with United States Trustee
----------------------------------------------------------

As previously reported on Form 8-K, on August 11, 1998 American Rice, Inc. (the "Company") filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of Texas, Corpus Christi Division. Pursuant to Federal Rule of Bankruptcy Procedure 2015 and the United States Trustee's Operating Guidelines and Reporting Requirements for Chapter 11 cases, the Company must file a Monthly Operating Report ("MOR") with the Office of the United States Trustee. The MOR covering the period from inception of the bankruptcy through March 31, 1999 was filed with the Office of the United States Trustee on April 26, 1999. A copy of this MOR is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.  Financial Statement and Exhibits

(c) Exhibits

Exhibit 16.1 - Letter from Deloitte & Touche LLP regarding change in certifying accountant.

Exhibit 99 - Press Release - Reorganization Plan

Exhibit 99.1 - Monthly Operating Report


                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 1999                         American Rice, Inc.
                                             --------------------
                                                 (Registrant)

                                      By:  /s/ Joseph E. Westover
                                           ----------------------
                                               Joseph E. Westover
                                               Vice President and
                                                  Controller